PERFORMANCE CALCULATION

                       COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS A

                                    Fiscal Year End: 8/31/95


                      1 YEAR ENDED        5 YEARS ENDED        10 YEARS ENDED
                         8/31/95             8/31/95               8/31/95


Initial Investment       $1,000.00          $1,000.00            $1,000.00
Maximum Load                  0.00%              0.00%                0.00%

Amount Invested          $1,000.00           $1,000.00           $1,000.00
Initial NAV                  $1.00               $1.00               $1.00
Initial Shares            1000.000            1000.000            1000.000

Shares from Distribution    51.440             220.702             703.220
End of Period NAV            $1.00               $1.00               $1.00

Total Return                  5.14%              22.07%              70.32%

Average Annual
 Total Return                 5.14%               4.07%               5.47%




                                   PERFORMANCE CALCULATION

                          COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS B

                                 Fiscal Year End: 8/31/95

                                  Inception Date: 6/8/92


                                                         SINCE INCEPTION
                     1 YEAR ENDED 8/31/95               6/8/92 TO 8/31/95

                  Standard      Non-Standard        Standard      Non-Standard
                 ----------    ---------------     -----------    -------------

Initial Inv.     $1,000.00      $1,000.00           $1,000.00       $1,000.00

Amt. Invested    $1,000.00      $1,000.00           $1,000.00       $1,000.00
Initial NAV          $1.00          $1.00               $1.00           $1.00
Initial Shares    1000.000       1000.000            1000.000        1000.000

Shares From Dist.   40.784         40.784              77.799          77.799
End of Period NAV    $1.00          $1.00               $1.00           $1.00

CDSC                  5.00%                              3.00%
Total Return         -0.92%          4.08%               4.78%           7.78%

Average Annual
 Total Return        -0.92%          4.08%               1.45%           2.34%



                                      PERFORMANCE CALCULATION

                       COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS D

                                      Period End: 8/31/95

                                    Inception Date: 7/1/94


                                                        FROM INCEPTION
                        1 YEAR ENDED 8/31/95           7/1/94 TO 8/31/95

                   Standard       Non-Standard      Standard     Non-Standard
                   ---------      -------------    ----------     ----------

Initial Inv.      $1,000.00       $1,000.00         $1,000.00      $1,000.00
Max. Load             1.00%                              1.00%

Amt. Invested      $990.00        $1,000.00           $990.00      $1,000.00
Initial NAV          $1.00            $1.00             $1.00          $1.00
Initial Shares     990.000         1000.000           990.000       1000.000

Shares From Dist.   40.351           40.737            44.984         45.433
End of Period NAV    $1.00            $1.00             $1.00          $1.00

CDSC                  1.00%
Total Return          2.04%           4.07%             3.50%          4.54%

Average Annual        2.04%           4.07%             2.98%          3.87%
 Total Return